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                                                               EXHIBIT 6(b) 3a


WEST PENN POWER COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF RETAINED EARNINGS FOR THE
TWELVE MONTHS ENDED MARCH 31, 1999
 (Thousands of Dollars)



Balance at April 1, 1998                           457,934

Deduct:
  Consolidated net loss                            156,307
                                                   301,627

Deduct:
  Dividends on capital stock:
    Preferred stock                                    3,352
    Common stock                                     99,883
      Total                                        103,235


Balance at March 31, 1999                          198,39